Exhibit 99.4

z	REVOCABLE PROXY NATIONAL BANCSHARES CORPORATION	{

Special Meeting of Shareholders to be Held             , 2015. This Proxy is Solicited on Behalf of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENT: That I/We, the undersigned Shareholder or Shareholders of National Bancshares Corporation, Orrville, Ohio, do hereby nominate, constitute and appoint Mark R. Witmer, James R. VanSickle, or any one of them, (with substitution, for my or our stock and in my or our name, place and stead) to vote all the common stock of said Company, standing in my or our name, on its books on             , 2015, at the Special Meeting of Shareholders to be held at the OPERATIONS CENTER OF FIRST NATIONAL BANK, 1444 NORTH MAIN STREET, ORRVILLE, OHIO, on             , 2015 at 10:00 o’clock a.m., or at any adjournment thereof with all the powers the undersigned would possess if personally present. The shares will be voted in accordance with my specifications.

Mark here if you plan to attend the meeting.	☐
Mark here for address change.	☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
Proposals

		For	Against	Abstain
1.	Adopt and approve the Agreement and Plan of Merger dated as of January 27, 2015, by and between Farmers National Banc Corp. and the Company.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date
Sign above Co-holder (if any) sign above
INSTRUCTIONS: If the signer is a corporation, please sign full corporate name by duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

	For	Against	Abstain
2.

Approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger.

	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 1 and 2. (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.)

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

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